As filed with the U.S. Securities and Exchange Commission on September 12, 2024.
File No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
Everus Construction Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	99-1952207
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1730 Burnt Boat Drive Bismarck, North Dakota	58503
(Address of principal executive offices)	(Zip code)
(701) 221-6400
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EVERUS CONSTRUCTION GROUP, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.  Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2.Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Consolidated and Condensed Consolidated Financial Statements” and the financial statements referenced therein. Those sections and such financial statements are incorporated herein by reference.
Item 3.Properties.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 4.Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6.Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Directors—Compensation Committee Interlocks and Insider Participation,” “Compensation Discussion and Analysis,” “Director Compensation,” and “Everus Construction Group, Inc. Long-Term Performance-Based Incentive Plan.” Those sections are incorporated herein by reference.
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Item 7.Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.
Item 8.Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9.Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Everus Capital Stock.” Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Everus Capital Stock—Sale of Unregistered Securities.” These sections are incorporated herein by reference.
Item 11. Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” and “Description of Everus Capital Stock.” Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Everus Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Consolidated and Condensed Consolidated Financial Statements” and the financial statements referenced therein. That section and such financial statements are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15. Financial Statements and Exhibits.
(a)Financial Statements
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Consolidated and Condensed Consolidated Financial Statements” and the financial statements referenced therein. Those sections and such financial statements are incorporated herein by reference.
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(b)Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between MDU Resources Group, Inc. and Everus Construction Group, Inc.
3.1	Form of Amended and Restated Certificate of Incorporation of Everus Construction Group, Inc.*
3.2	Form of Amended and Restated Bylaws of Everus Construction Group, Inc.*
10.1	Form of Transition Services Agreement by and between MDU Resources Group, Inc. and Everus Construction Group, Inc.
10.2	Form of Tax Matters Agreement by and between MDU Resources Group, Inc. and Everus Construction Group, Inc.
10.3	Form of Employee Matters Agreement by and between MDU Resources Group, Inc. and Everus Construction Group, Inc.
10.4	Form of Everus Construction Group, Inc. Long-Term Performance-Based Incentive Plan
10.5	Form of Everus Construction Group, Inc. Executive Incentive Compensation Plan, including Rules and Regulations
10.6	Form of Everus Construction Group, Inc. Director Compensation Policy
10.7	Form of Everus Construction Group, Inc. Deferred Compensation Plan for Directors
10.8	Form of Everus Construction Group, Inc. Deferred Compensation Plan - Plan Document and Adoption Agreement
10.9	Employment Offer Letter with Jeffrey S. Thiede, dated July 11, 2024
10.10	Employment Offer Letter with Thomas D. Nosbusch, dated August 15, 2024
10.11	Employment Offer Letter with Maximillian J Marcy, dated July 11, 2024
10.12	Employment Offer Letter with Paul R. Sanderson, dated July 11, 2024
10.13	Employment Offer Letter with Jon B. Hunke, dated July 11, 2024
10.14	Retention Bonus Letter with Jon B. Hunke, dated July 11, 2024
10.15	Form of Everus Construction Group, Inc. Director and Officer Indemnification Agreement
21.1	List of Subsidiaries of Everus Construction Group, Inc.
99.1	Information Statement of Everus Construction Group, Inc., preliminary and subject to completion, dated September 12, 2024
99.2	Form of Notice of Internet Availability of Information Statement Materials
__________________
*To be filed by amendment.
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SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERUS CONSTRUCTION GROUP, INC.

By:	/s/ Jeffrey S. Thiede
Name:	Jeffrey S. Thiede
Title:	President and Chief Executive Officer
Date: September 12, 2024
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